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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated October 6, 1997, except as to Note 9, which is as of October 20, 1997, on the financial statements of Four11 Corporation which appears in Item 7(a) of the Current Report on Form 8-K/A of Yahoo! Inc. dated October 14, 1997 (as amended October 30, 1997). We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

San Jose, California
January 7, 1998